Exhibit 1.01

Conflict Minerals Report of PDF Solutions, Inc.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of PDF Solutions, Inc. (“PDF Solutions” or the “Company”) for calendar year 2021 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

PDF Solutions provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s offerings include proprietary software, professional services based on proven methodologies and using third-party cloud-hosting platforms for software-as-a-service, electrical measurement hardware tools, and physical intellectual property for integrated circuit designs. The key benefits of our offerings are greatly improved data connectivity, collection and management, equipment control, and analytics. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing. As part of its solutions, the Company develops on-chip instruments that are inserted into test and product wafers and measured on one of two proprietary hardware tools: the pdFasTest® parallel, electrical tester or the eProbe® non-contact, e-beam tool. In addition, the Company provides dongles to certain customers for use in connection with its ALPS software. These tools and dongles are installed and used in manufacturing facilities in the United States, Europe, and Asia.

Paragraph 1.01(d)(3) of the Rule 13p-1 instructions for Form SD defines “Conflict Mineral” as: (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or an adjoining country; or (ii) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

Product Description and Related Matters

Description of In-Scope Products: The “In-Scope Products” that might have component parts that include Conflict Minerals are PDF Solutions’ pdFasTest® testers and related systems, eProbe® e-beam tools, and dongles. The Company does not directly source or use any Conflict Minerals in connection with the manufacturing of the In-Scope Products. All component parts are acquired through suppliers.

Due Diligence

Overview: In accordance with the Rule 13p-1, PDF Solutions undertook due diligence to determine whether Conflict Minerals were part of any of the component parts for its In-Scope Products. It was determined that tantalum, gold, and tin are necessary to the functionality and production of the In-Scope Products. Accordingly, the Company proceeded with a due diligence process based on the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto (“OECD Guidance”) and the Company’s Conflict Minerals Policy, adopted in 2014, which is publicly available on our website at https://www.pdf.com/company/trust-center/working-with-pdf-solutions/conflict-mineral-policy, which includes:

•	Reviewing and assessing risk in the supply chain; and
•

Adopting a strategy to continue responding to risks in the supply chain, including implementation of internal measures to strengthen Company engagement with suppliers, reporting risk management findings and implementing the risk management plan measures to exercise due diligence on the source and chain of custody of those conflict minerals

Work with Suppliers: The Company relied upon its suppliers to provide information on the origin of the Conflict Minerals contained in components supplied to us, including sources of Conflict Minerals that are supplied to them from sub-suppliers. In reviewing and assessing risk in the supply chain and implementing measures to strengthen engagement with suppliers and exercising due diligence on the source and chain of custody of the Conflict Minerals, PDF Solutions conducted a reasonable inquiry designed to identify the specific smelters and refiners and the mine or location of origin to determine whether the Conflict Minerals included in the In-Scope Products in 2021 originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”). This inquiry included contacting suppliers of the parts that may contain Conflict Minerals, and asking them to provide information on the Conflict Minerals contained or used in each of the parts supplied by that supplier, in particular, the source of the Conflict Minerals, including smelter/refiner information and location of source mines. Each supplier was asked to complete the Responsible Business Alliance Responsible Minerals Initiative Conflict Minerals Reporting Template (“CMRT”).

Responsive Suppliers: The Company received CMRT responses from more than 50% of suppliers. The Company compared the smelters and refiners these suppliers identified against the (a) RMI’s Conformant Smelter and Refiner Lists and (b) the country of origin information provided by the RMI for RMAP-conformant smelters and refiners. The Company may receive additional information from suppliers, including company-level declarations. As such, this smelter list contains the information PDF Solutions collected as of May 26, 2022. This list may contain smelters that are not in the Company’s supply chain and/or there may be other smelters not yet identified in the Company’s due diligence process.

Unresponsive Suppliers: The Company followed up with the unresponsive suppliers. Some of the suppliers provided their Conflict Mineral Policy to the Company and/or reported that Conflict Minerals were not used by such suppliers. If suppliers did not respond to the survey or did not have a policy available to the public, PDF Solutions followed-up with them. If the Company becomes aware of a supplier whose due diligence needs improvement, the Company may continue the relationship while that supplier improves its compliance program. PDF Solutions expects suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

Conclusions

Identified Smelters and Refiners: The Company’s suppliers identified 168 gold refiners, 52 tantalum smelters, and 70 tin smelters in the CMRTs submitted to PDF Solutions. The identified smelters and refiners are set forth on Appendix I to this Conflict Minerals Report. Based on the RMI conformant smelter and refiner list available on May 26, 2022, the Company confirmed 185 out of 290 (64%) identified smelters and refiners successfully completed an assessment against the applicable RMI standard or an equivalent cross-recognized assessment.

Country of Origin: Based on country of origin information provided by the RMI for RMAP-conformant smelters and refiners for the CMRTs received through May 26, 2022, the Company has concluded that none of the Conflict Minerals in our supply chain originated in the Covered Countries. however, PDF Solutions has not voluntarily elected to describe any of its products as “DRC conflict free.” The RMI’s list of countries of origin for those RMAP-conformant smelters and refiners identified by our suppliers is set forth in Appendix II to this Conflict Minerals Report.

Information About Efforts to Determine Mine or Location of Origin: The description of PDF Solutions’ due diligence exercise set forth above describes the Company’s efforts to determine the mine or location of origin of Conflict Minerals necessary to the In-Scope Products with the greatest possible specificity.

Appendix I

Smelters and Refiners Identified by Suppliers

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	AGR Mathey	AUSTRALIA	CID002030
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhaoyuan Gold Group	CHINA	CID001622
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SAAMP	FRANCE	CID002761
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Aurubis AG	GERMANY	CID000113
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Bangalore Refinery	INDIA	CID002863
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	JALAN & Company	INDIA	CID002893
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	MD Overseas	INDIA	CID003548
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Sai Refinery	INDIA	CID002853
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sovereign Metals	INDIA	CID003383
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Italpreziosi	ITALY	CID002765
Gold	Safimet S.p.A	ITALY	CID002973
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Chugai Mining	JAPAN	CID000264
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Japan Mint	JAPAN	CID000823
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	Caridad	MEXICO	CID000180
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Boliden AB	SWEDEN	CID000157
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Johnson Matthey Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	H.C. Starck Goslar	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847

Metal	Smelter Name	Smelter Country	Smelter ID
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	PRG Dooel	NORTH MACEDONIA	CID002847
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Dowa	JAPAN	CID000402
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Minsur	PERU	CID001182
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Fenix Metals	POLAND	CID000468
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	CRM Synergies	SPAIN	CID003524
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Thaisarco	THAILAND	CID001898
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Appendix II

Countries of Origin

ANDORRA	MALAYSIA
AUSTRALIA	MAURITANIA
AUSTRIA	MEXICO
BELGIUM	MYANMAR
BOLIVIA (PLURINATIONAL	NETHERLANDS
STATE OF)	NEW ZEALAND
BRAZIL	NORTH MACEDONIA
CANADA	NORWAY
CHILE	PERU
CHINA	PHILIPPINES
CHINA	POLAND
COLOMBIA	RUSSIAN FEDERATION
CZECHIA	RWANDA
ESTONIA	SAUDI ARABIA
FRANCE	SINGAPORE
GERMANY	SOUTH AFRICA
INDIA	SPAIN
INDONESIA	SWEDEN
ITALY	SWITZERLAND
JAPAN	TAIWAN, PROVINCE OF CHINA
KAZAKHSTAN	THAILAND
KOREA, REPUBLIC OF	TURKEY
KYRGYZSTAN	UNITED ARAB EMIRATES
LITHUANIA	UNITED STATES OF AMERICA
MACEDONIA, THE FORMER	UZBEKISTAN
YUGOSLAV REPUBLIC OF	VIET NAM